Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Perella Weinberg Partners 2021 Omnibus Incentive Plan of our report dated February 23, 2024, with respect to the consolidated financial statements of Perella Weinberg Partners included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
February 7, 2025